UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 24, 2007

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 8.01	Other Events.

        On July 24, 2007 Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of Cablevision Systems Corporation and CSC Holdings, Inc. (the “Registrants”) entered into an equity commitment agreement with its sole member Rainbow Programming Holdings LLC (“RPH”), also an indirect wholly-owned subsidiary of the Registrants, pursuant to which RPH agreed to purchase additional membership interests in RNS for an aggregate purchase price of $203 million. RNS will use the proceeds of the investment by RPH to redeem $175 million in aggregate principal amount of its 10 3/8% Senior Subordinated Notes Due 2014 (the “Notes”), representing 35% of the outstanding Notes, at a redemption price equal to 110.375% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date. The redemption date will be August 31, 2007.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Equity Commitment, dated July 24, 2007, between Rainbow Programming Holdings LLC and Rainbow National Services LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ WM. KEITH HARPER

	Name: Title:	Wm. Keith Harper Senior Vice President and Controller

Dated: July 30, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ WM. KEITH HARPER

	Name: Title:	Wm. Keith Harper Senior Vice President and Controller

Dated: July 30, 2007

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